                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date earliest event reported)                 December 27, 1999
                                                              ------------------


                             MTR GAMING GROUP, INC.
                             ----------------------

             (exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------

                 (State or other jurisdiction of incorporation)


             0-20508                                   84-1103135
----------------------------------          ------------------------------------
    (Commission File Number)                (IRS Employer Identification Number)


                   STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
--------------------------------------------------------------------------------

                    (Address of principal executive offices)


                                      26034
                                 ---------------

                                   (Zip Code)


Registrant's Telephone Number, Including Area Code:        (304) 387-5712
                                                        ----------------------


                                       N/A
     ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           OTHER EVENTS.


         On December 27, 1999, MTR Gaming Group, Inc. and its wholly-owned subsidiaries, Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., and Speakeasy Gaming of Reno, Inc. (collectively, the "Company"), entered into a new five-year senior secured reducing revolving credit facility in the principal amount of $30 million (the "Wells Fargo Loan") with Wells Fargo Bank, National Association ("Wells Fargo"). The Company has drawn the full $30 million available under the Wells Fargo Loan and used the proceeds, combined with approximately $5.3 million of the Company's cash, to (i) prepay in full all loans previously made to the Company by Madeleine LLC under the Third Amended and Restated Term Loan Agreement dated April 30, 1998 ("Madeleine Loan"); and
(ii) to pay the fees and costs of the transaction with Wells Fargo.





SUMMARY OF THE WELLS FARGO LOAN


         Some of the more important terms of the Wells Fargo Loan are as follows:

                  a. The loan is a five-year reducing revolving commitment.

                  b. For the first six months, the loan will bear interest at the rate of approximately 9.25%. This rate is tied to the London Interbank Offered Rate, or LIBOR, plus 3%.

                  c. Thereafter, subject to certain limitations described in the Credit Agreement, as LIBOR contracts expire, the Company may elect from time to time either to continue to borrow on a LIBOR basis (with 1,2,3 or 6 month contracts) or to convert to an interest rate based upon the higher of the Prime Rate and Federal Funds Rate ("Base Rate") plus the applicable margin. LIBOR loans will have substantial prepayment penalties; Base Rate loans will have no prepayment penalty.

                  d. Beginning on the first day of the seventh month after closing, the interest rate will be adjusted quarterly depending upon the Company's Total Leverage Ratio (as defined in the Credit Agreement) in accordance with the following table:


                             ------------------------------------------- -------------- --------------
                                                                             BASE RATE       LIBO RATE
                                       LEVERAGE RATIO                         MARGIN          MARGIN
                             ------------------------------------------- -------------- --------------
                             Greater than 2.50 to 1.00                      1.50%          2.50%
                             ------------------------------------------- -------------- --------------
                             Greater than 2.00 to 1.00 but less than        1.25%          2.25%
                             or equal to 2.50 to 1.00
                             ------------------------------------------- -------------- --------------
                             Less than or equal to 2.00 to 1.00             1.00%          2.00%
                             ------------------------------------------- -------------- --------------

                  e. Beginning ninety days after closing, the maximum available credit line will be reduced by $1.5 million per quarter, equating to a five-year amortization. Amounts voluntarily prepaid over and above such scheduled facility reductions may be re-borrowed, subject to a commitment fee ranging from 37.5 to 50 basis points depending upon the Total Leverage Ratio (as defined in the Credit Agreement).

                  f. The Credit Agreement evidencing the Wells Fargo Loan contains a number of affirmative and negative covenants which, among other things, require the Company to maintain certain financial ratios and refrain from certain actions without Wells Fargo's concurrence. Customary events of default provisions are also included.

                  g. The credit agreement likewise requires the Company to maintain at least $8 million in key man life insurance on Edson R. Arneault throughout the term of the loan and to prepay $4 million of the outstanding principal in the event of Mr. Arneault's death.

                  h. The Credit Agreement also requires the Company to spend a minimum of 2% and a maximum of 6% of gross revenues on maintenance of the Company's properties.

                  i. The credit agreement permits the Company to incur up to $8 million of additional senior indebtedness for the purchase or lease of gaming equipment as well as up to $15,000,000 of subordinated debt for capital improvements.

                  j. Substantially all of the Company's assets, including all of the capital stock of Mountaineer Park, Inc. and, subject to the approval of the Nevada Gaming Control Board and Nevada Gaming Commission, the capital stock of Speakeasy Gaming of Las Vegas, Inc. and Speakeasy Gaming of Reno, Inc., are pledged as security for repayment of the Wells Fargo Loan.

                  k. The financing also involved the payment of various fees and charges, including an up front fee to Wells Fargo of $600,000 or 2% of the total amount financed, a financial advisory fee to Friedman, Billings Ramsey & Co. of $450,000 or 1.5% of the total amount financed, and other customary fees and charges.


         The foregoing summary of the Wells Fargo Loan is qualified in its entirety by the terms of the Credit Agreement, which is filed under Item 7 below.


PREPAYMENT AND TERMINATION OF THE MADELEINE LOAN


         As part of the financing with Wells Fargo, the Company simultaneously prepaid in full the $33,391,500 of principal outstanding under the Madeleine Loan as well as $265,000 in accrued interest and a call premium of $429,530. The Madeleine Loan bore interest at the rate of 13% per year, payable monthly, and was scheduled to mature in July of 2001.

         The Company and Madeleine LLC entered a Termination and Release Agreement by which Madeleine acknowledged the Company's satisfaction of all of its obligations under the Madeleine Loan Agreement and the release of its security interest in any of the Company's assets.


 Item 7.          FINANCIAL STATEMENTS AND EXHIBITS.


                  The following are filed as exhibits to this report:


                  EXHIBIT NO.                                        DESCRIPTION
                  -----------                                        -----------


                       10.1                                       Credit Agreement


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               MTR GAMING GROUP, INC.





                                               By:  /s/ Edson R. Arneault
                                                    ----------------------------
                                                    Edson R. Arneault, President


Date:    December  28, 1999



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